U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported:  March 9, 2005

UNIVERCELL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-69686	11-3331350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4779 Collins Avenue Miami Beach, Florida	33140
(Address of principal executive offices)	(Zip Code)

(800) 765-2355

(Registrant's telephone number, including area code)

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 9th, 2005 we sold all of all remaining assets, including shares in our UniverCell Global Phone Rentals subsidiary, to our President, Sean Y. Fulda, for $20,000, which our Board of Directors determined represented at least the fair market value of those assets. This disposition was made to facilitate the merger contemplated by the letter of intent described in Item 8.01 below.

Section 8 - Other Events

Item 8.01 Other Events.

On March 11, 2005, we issued a press release announcing that we have entered into a non-binding letter of intent under which Recall Mail Corporation is to be merged into a new subsidiary which we are to form. In the merger, the shareholders of Recall Mail Corporation are to receive shares of our company representing a controlling interest in our company (with the exact percentage yet to be negotiated).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release announcing letter of intent for proposed merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  March 11, 2005

UNIVERCELL HOLDINGS, INC.

By:      /s/ Sean Y. Fulda

Sean Y. Fulda

President